EXHIBIT 4(d)
                       [FORM OF FACE OF EXTENDIBLE NOTE]
No.

                             Ralston Purina Company

                            --- Year Extendible Note


     Ralston Purina Company,  a Missouri corporation  (the "Issuer"), for  value
received, hereby promises  to pay to                or  registered assigns,  the
principal sum of            Dollars on          , and  to pay interest, (at  the
rate per annum from time to time  in effect as described below) semiannually  on
          and            of each year,  commencing              ,          ,  on
said principal sum at the office or agency of the Issuer in                    ,
in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, from
the          or the          , as  the case may be,  next preceding the date  of
this Note to which interest has been paid, unless the date hereof is a date to which interest has been paid, in which case from the date of this Note, or
unless no interest has been paid on  these Notes, in which case from           ,
         , until payment of said principal sum has been made or duly provided; provided, however, that payment of interest may be made at the option of the Issuer by check mailed to the address of the person entitled thereto as such address shall appear on the Security register. [Notwithstanding the foregoing,
if the date hereof is after the           day of            or             ,  as
the case may  be, and  before the following            or           , this  Note
shall  bear  interest  from  such                 or               ;
provided, however, that if the Company shall default in the payment of interest
due on such           or          , to which  interest has been paid, or, if  no
interest has been paid on these Notes, from          .]  The interest so payable
on any              or            , will, subject to certain exceptions provided
in the Indenture referred  to on the reverse  hereof, be paid  to the person  in
whose name this Note is registered at the close of business on such           or
         , as the case may be, next preceding such           or           .

     Interest on  these Notes  is payable  at the  rate  of   % per  annum  from
           through              ,  and  for  each      -month  period  beginning
         ,            and          ,  at a  rate per  annum established  by  the
Issuer on the           preceding  each such          , or  at a rate per  annum
determined by a method established by the Issuer on the           preceding each
such          .  This Issuer shall establish  the interest rate or method to  be used to determine such interest rate by delivery to the Trustee of an  Officers'
Certificate on  such         .    On  or  before  the             prior  to  the
commencement of the -month period to which it applies, the Trustee shall cause notice of such interest rate or the method to be used in ascertaining the
interest rate on the following            and the interest rate that would  have
been applicable to such    -month period had such determination been made as  of
such          , all as specified in  the aforesaid Officers' Certificate, to  be mailed to each  Holder of these  Notes.  The  Issuer shall cause  notice of  the
interest rate established as of the           preceding the commencement of  the
    -month period to be enclosed with the interest payment checks mailed to  the
Holders of  the Notes  for the  period ending  on the            following  such
         .

     The  Notes  of  this  series  are  subject  to  repayment  on             ,
            , and at the option of the Holders thereof exercisable on or  before
the          , but not  prior to the            preceding such           , at  a
repayment price equal to the principal amount thereof to be repaid, together with interest payable thereon to the repayment date, as described on the reverse side hereof.
     Reference is made to the further provisions of this Note set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

     This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by the Trustee under the Indenture referred to on the reverse hereof.

     IN WITNESS WHEREOF, Ralston Purina Company has caused this instrument to be signed by facsimile by its duly authorized officers and has caused a facsimile of its corporate seal to be affixed hereunto or imprinted hereon.

     Dated:
                                   RALSTON PURINA COMPANY


                                   By:

                                   By:

               [FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION]

     This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

                              The First National Bank of Chicago,
                                as Trustee

                              By:
                                    Authorized Officer


                  [FORM OF REVERSE OF    YEAR EXTENDIBLE NOTE]

                             Ralston Purina Company

                            ---Year Extendible Note

     This Note is one of a duly authorized issue of debentures, notes, bonds or other evidences of indebtedness of the Issuer (the "Securities") of the series hereinafter specified, all issued or to be issued under an indenture dated as of May 26, 1995 (herein called the "Indenture"), duly executed and delivered by the Issuer to The First National Bank of Chicago, as Trustee (herein called the "Trustee"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations or rights, obligations, duties and immunities thereunder of the Trustee, the Issuer and the holders of the Securities. The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest at different rates, may be subject to different redemption provisions (if any), may be subject to different sinking, purchase or analogous funds (if any) and may otherwise vary as in the
Indenture provided.  This Note is one of a series designated as the        -Year
Extendible Notes  of  the  Issuer, limited  in  aggregate  principal  amount  to
$          .

     [The       -Year Extendible  Notes may  be redeemed  at the  option of  the
Issuer as a whole or in part, or from time to time  in part, on any date (i)  on
or after            ,             , and prior  to           , (ii)  on or  after
          ,           , and prior to           ,            , (iii) on or  after
          ,            ,  and  prior  to            ,  and  (iv)  on  or   after
          , and prior to maturity upon mailing a notice of such redemption not less than 30 nor more than 60 days prior to the date fixed for redemption to the Holders of Notes at their last registered addresses, all as further provided in the Indenture at 100% of the principal amount thereof, together with accrued interest to the date fixed for redemption. If this Note is redeemed in part, the principal amount that remains Outstanding shall not be less than $
 .]

     In case an Event  of Default with respect  to the         -Year  Extendible
Notes, as defined in the Indenture, shall have occurred and be continuing, the principal hereof may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

     The Securities are subject to the provisions of the Indenture relating to defeasance of the entire indebtedness represented by the Securities.

     The Indenture contains provisions permitting the Issuer and the Trustee, with the consent of the Holders of not less than 50% in aggregate principal amount of the Securities at the time Outstanding (as defined in the Indenture) of all series to be affected (treated as one class), evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the
Holders of the Securities of each such series; provided, that no such supplemental indenture shall, without the consent of the Holder of each Security affected (i) change the final maturity of the principal of, or installment of interest, if any, on, any Security, or reduce the principal amount thereof or the interest thereon or any amount payable upon redemption thereof, or change the maturity of or reduce the amount of any payment to be made with respect to any Coupon, or change the currency or currencies in which the principal of or interest on such Security is denominated or payable, or reduce the amount of the principal of a Discount Security that would be due and payable upon a declaration of acceleration of the maturity thereof, or adversely affect the right of repayment or repurchase, if any, at the option of the Holder, or reduce the amount of, or postpone the date fixed for, any payment under any sinking fund or analogous provisions for any Security, or impair the right to institute suit for the enforcement of any payment on or after the maturity thereof (or, in the case of redemption, on or after the redemption date); or (ii) reduce the percentage in principal amount of the outstanding Securities of any series, the consent of the Holders of which is required for any supplemental indenture, or the consent of the Holders of which is required for any waiver of compliance with certain provisions of the Indenture or certain defaults thereunder and their consequences provided for in the Indenture. It is also provided in the Indenture that, with respect to certain defaults or Events of Default regarding the Securities of any series, prior to any declaration accelerating the maturity of such Securities, the Holders of a majority in aggregate principal amount Outstanding of the Securities of such series (or, in the case of certain defaults or Events of Default, all or certain series of the Securities) may on behalf of the Holders of all the Securities of such series (or all or certain series of the Securities, as the case may be) waive any such past default or Event of Default and its consequences. The preceding sentence shall not, however, apply to a default in the payment of the principal of, or interest on any of the Securities or to the payment of any sinking fund installment. Any such consent or waiver by the Holder of this Debenture (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Debenture and any Debentures which may be issued in exchange or substitution herefor, irrespective of whether or not any notation thereof is made upon this Debenture or such other Debentures.

     No reference herein to the Indenture and no provision of this Debenture or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Debenture in the manner, at the respective times, at the rate and in the coin or currency herein prescribed.

     The  Debentures  are  issuable  in  registered  form  without  coupons   in
denominations of $       and any multiple of $           at the office or agency
of the Issuer in            , and in  the manner and subject to the  limitations
provided in the Indenture, but without the payment of any service charge, Debentures may be exchanged for a like aggregate principal amount of Debentures of other authorized denominations.

     The Debentures may be redeemed at the option of the Issuer, as a whole,  or
from time to  time in  part, on  any date  after                   and prior  to
maturity, upon mailing a notice of such redemption not less than 30 nor more than 60 days prior to the date fixed for redemption to the Holders of Debentures at their last registered addresses, all as further provided in the Indenture, at the following optional redemption prices (expressed in percentages of the principal amount) together in each case with accrued interest to the date fixed for redemption:

     If redeemed during the twelve-month period beginning

     Year           Percentage          Year           Percentage

[provided, however, that no such optional redemption may be effected prior to directly or indirectly from or in anticipation of moneys borrowed by or for the account of the Issuer at an interest cost (calculated in accordance with
generally accepted financial practice) of less than    % per annum.]

     [The Debentures are also subject  to redemption, through  the operation of
the sinking  fund  as herein  provided  on             and  on  each
thereafter to and including on notice as set forth above and at 100% of the principal amount thereof (the sinking fund redemption price), together with accrued interest to the date fixed for redemption.

     As and for a sinking fund for the retirement of the Debentures and so long as any of the Debentures remain outstanding and unpaid, the Issuer will pay to the Trustee in cash (subject to the right to deliver certain Debentures in
credit therefor as  in the  Indenture provided), on  or before        and on  or
before            in each year thereafter to and including            an  amount
sufficient to redeem  $           principal amount  of the  Debentures (or  such
lesser amount equal to the principal amount then Outstanding) at the sinking fund redemption price.

     At its option the Issuer may pay into the sinking fund for the retirement of Debentures, in cash except as provided in the Indenture, on or before
            and on or before            in each year thereafter to and including
              , an amount sufficient to redeem an additional principal amount of
Debentures up to  but not to  exceed $          at  the sinking fund  redemption
price. To the extent that the right to such optional sinking fund payment is not exercised in any year, it shall not be cumulative or carried forward to any subsequent year.]

     Upon due presentment for registration of transfer of this Debenture at  the
office or  agency  of  the  Issuer  in                  ,  a  new  Debenture  or
Debentures of authorized denominations for an equal aggregate principal amount will be issued to the transferee in exchange therefor, subject to the limitations provided in the Indenture, without charge except for any tax or other governmental charge imposed in connection therewith.

     The Issuer, the Trustee and any authorized agent of the Issuer or the Trustee may deem and treat the registered Holder hereof as the absolute owner of this Debenture (whether or not this Debenture shall be overdue and notwithstanding any notation of ownership or other writing hereon), for the purpose of receiving payment of, or on account of, the principal hereof and, subject to the provisions on the face hereof, interest hereon, and for all other purposes, and neither the Issuer nor the Trustee nor any authorized agent of the Issuer or the Trustee shall be affected by any notice to the contrary.

     No recourse under or upon any obligation, covenant or agreement of the Issuer in the Indenture or any indenture supplemental thereto or in any Debenture, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, as such, or against any past, present or future stockholder, officer or director, as such, of the Issuer or of any successor corporation, either directly or through the Issuer or any successor corporation, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance hereof and as part of the consideration for the issue hereof.

     The Indenture with respect to any series will be discharged and cancelled except for certain Sections thereof, subject to the terms of the Indenture, upon the payment of all the Securities of such series or upon the deposit with the Trustee of funds or U.S. Government Obligations (or a combination thereof) sufficient for such payment in accordance with Article Ten of the Indenture.
     Terms used herein which are defined in the Indenture shall have the respective meanings assigned thereto in the Indenture.

                       [FORM OF OPTION TO ELECT REPAYMENT]

                           Option to Elect Repayment

     The undersigned hereby irrevocably requests and instructs the Issuer to repay the within Note (or portion thereof specified below) pursuant to its terms at a price equal to the principal amount thereof, together with interest to the repayment date, to the undersigned, at

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        (Please Print or Typewrite Name and Address of the Undersigned)

     For this Note to be repaid the Issuer must receive at its office or  agency
in the                          , or at such additional place or places of which
the Issuer shall from time to time notify the  holder of the within Note, on  or
before the             or, if such               is not a Business Day, the next
succeeding Business  Day, but  not earlier  than the                   prior  to
,           ,           and           , (i) this Note with this "Option to Elect
Repayment" form duly completed or (ii) a telegram, telex, facsimile transmission or letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or a trust company in the United States of America setting forth the name of the holder of the Note, the principal amount of the Note, the amount of the Note to be repaid, a statement that the option to elect repayment is being made thereby and a guarantee that the Note to be repaid with the form entitled "Option to Elect Repayment" on the reverse of the Note duly completed will be received by the Issuer not later than five Business Days after the date of such telegram, telex, facsimile transmission or letter, and such Note and form duly completed are received by the Issuer by such fifth Business Day.

     If less  than the  entire principal  amount of  the within  Note is  to  be
repaid, specify the portion thereof (which  shall be $           or an  integral
multiple of $          in excess of $         ) which the Holder elects to  have
repaid:  $        ; and  specify the denomination or denominations (which  shall
be $           or multiple of $          in excess of $          ) of the      -
Year Extendible Note or Notes to be issued to the Holder for the portion of the within Note not being repaid (in the absence of such specification, one such
Note will be issued for the portion not being repaid; $               .

Dated:




                         Note: The signature to this Option to Elect Repayment must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any other change whatsoever.